Exhibit 99.1
INNOVAGE ANNOUNCES FINANCIAL RESULTS FOR THE
FISCAL FIRST QUARTER ENDED SEPTEMBER 30, 2023
DENVER, CO., November 7, 2023 (GLOBE NEWSWIRE) -- InnovAge Holding Corp. (“InnovAge” or the “Company”) (Nasdaq: INNV), an industry leader in providing comprehensive healthcare programs to frail, predominantly dual-eligible seniors through the Program of All-inclusive Care for the Elderly (PACE), today announced financial results for its fiscal first quarter ended September 30, 2023.
“The Company’s first quarter results were in line with our expectations and reflect continued improvement,” said Patrick Blair, President, and CEO of InnovAge. “We remain focused on demonstrating incremental improvement in each of our core focus areas. I believe there is momentum building from our team’s work, and in time, this will translate into improved financial performance and enable us to return to normalized margins.”
Financial Results

	Three Months Ended September 30,
	2023	2022
in thousands, except percentages and per share amounts
Total revenues	$182,485	$171,218
Loss Before Income Taxes	10,736	17,169
Net Loss	10,962	13,699
Net Loss margin	6.0%	8.0%

Net Loss Attributable to InnovAge Holding Corp.	10,304	13,073
Net Loss per share - basic and diluted	$0.08	$0.10

Center-level Contribution Margin(1)	$27,877	$21,424
Adjusted EBITDA(1)	$2,226	$(3,815)
Adjusted EBITDA margin(1)	1.2%	(2.2)%
Fiscal First Quarter 2024 Financial Performance
•Total revenue of $182.5 million, increased approximately 6.6% compared to $171.2 million in the first quarter of fiscal year 2023
•Loss Before Income Taxes of $10.7 million, compared to a loss before income taxes of $17.2 million in the first quarter of fiscal year 2023

•Loss Before Income Taxes as a percent of revenue of 5.9% decreased 4.1% percentage points compared to Loss Before Income Tax as a percent of revenue of 10.0% in in the first quarter of fiscal year 2023
•Center-level Contribution Margin(1) of $27.9 million, increased 30.1% compared to $21.4 million in the first quarter of fiscal year 2023
•Center-level Contribution Margin(1) as a percent of revenue of 15.3%, increased 2.8 percentage points compared to 12.5% in the first quarter of fiscal year 2023
•Net loss of $11.0 million, compared to net loss of $13.7 million in the first quarter of fiscal year 2023
•Net loss margin of 6.0%, a decrease of 2.0 percentage points compared to a net loss margin of 8.0% in the first quarter of fiscal year 2023
•Net loss attributable to InnovAge Holding Corp. of $10.3 million, or a loss of $0.08 per share, compared to net loss of $13.1 million, or a loss of $0.10 per share in the first quarter of fiscal year 2023
•Adjusted EBITDA(1) of $2.2 million, an increase of $6.0 million compared to an Adjusted EBITDA loss of $3.8 million in the first quarter of fiscal year 2023
•Adjusted EBITDA(1) margin of 1.2%, an increase of 3.4 percentage points compared to negative 2.2% in the first quarter of fiscal year 2023
•Census of approximately 6,580 participants compared to 6,540 participants in the first quarter of fiscal year 2023
•Ended the first quarter of fiscal year 2024 with $88.4 million in cash and cash equivalents plus $46.8 million in short-term investments, and $85.5 million in debt on the balance sheet, representing debt under the Company’s senior secured term loan, convertible term loan and finance leases

(1) Center-level Contribution Margin and as a percentage of revenue, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. For a definition and reconciliation of these non-GAAP measures to the most closely comparable GAAP measures for the periods indicated, see “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP and Non-GAAP Measures.”
Conference Call
The Company will host a conference call this afternoon at 5:00 PM Eastern Time.  A live audio webcast of the call will be available on the Company’s website, https://investor.innovage.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for a limited time.  To access the call by phone, please go to this link (registration link), for dialing instructions and a unique access pin.  We encourage participants to dial into the call fifteen minutes ahead of the scheduled start time.
About InnovAge
InnovAge is a market leader in managing the care of high-cost, frail, predominantly dual-eligible seniors. Our mission is to enable seniors to age independently in their own homes for as long as safely possible. Our patient-centered care model is designed to improve the quality of care our participants receive, while reducing over-utilization of high-cost care settings. InnovAge believes its healthcare model is one in which all constituencies — participants, their families, providers and government payors — “win.” As of September 30, 2023, InnovAge served approximately 6,580 participants across 17 centers in five states. https://www.innovage.com/.

Investor Contact:
Ryan Kubota
rkubota@innovage.com
Media Contact:
Lara Hazenfield
lhazenfield@innovage.com
Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts. Examples of forward-looking statements include, among others, statements we may make regarding quarterly or annual guidance; financial outlook, including future revenues and future earnings; our expectations to increase the number of participants we serve, to grow enrollment and capacity within existing centers, to build and/or open de novo centers, or to find targets and execute tuck-in acquisitions; our ability to control costs, mitigate the effects of elevated expenses, expand our payer capabilities, implement clinical value initiatives and strengthen enterprise functions; the potential effects of the macro-economic environment and lingering COVID-19 impacts on our business; our expectations with respect to current audit post-sanction work, legal proceedings and government investigations and actions; relationships and discussions with regulatory agencies; our ability to effectively implement remediation measures, including creating operational excellence as a provider across all our centers; reimbursement and regulatory developments; market developments; new services; integration activities; industry and market opportunity; and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on currently available information and our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. You should not place undue reliance on our forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the viability of our growth strategy; (ii) our ability to identify and successfully complete acquisitions; (iii) our ability to attract new participants and retain existing participants and grow our revenue throughout our existing centers; (iv) the results of periodic inspections, reviews, audits, investigations under the federal and state government programs, including our ability to sufficiently cure deficiencies identified by the respective federal and state government programs; (v) the adverse impact of inspections, reviews, audits, investigations, legal proceedings, enforcement actions and litigation, including the current civil investigative demands initiated by federal and state agencies, as well as the litigation and other proceedings initiated by, or on behalf, of our stockholders; (vi) the risk that the cost of providing services will exceed our compensation under PACE; (vii) our increased costs and expenditures and our inability to execute or realize the benefits of our clinical value initiatives; (viii) the impact on our business from ongoing macroeconomic and COVID-19-related challenges, including labor shortages and inflation; (ix) the dependence of our revenues upon a limited number of government payors; (x) the risk that our submissions to government payors may contain inaccurate or unsupportable information regarding risk adjustment scores of participants; (xi) the impact on our business of renegotiation, non-renewal or termination of capitation agreements with government payors; (xii) the difficulty to predict our future results, which could cause such results to fall below any guidance we provide; (xiii) the impact of state and federal efforts to reduce healthcare spending; (xiv) the effects of a pandemic, epidemic or outbreak of an infectious disease, such as COVID-19; (xv) our dependence on our senior management team and other key employees; (xvi) the impact of failures by our suppliers or limitations on our ability to access new technology or medical products; (xvii) the concentration of our presence in Colorado; (xviii) our ability to manage our operations effectively, execute our business plan, maintain effective levels of service and participant satisfaction and adequately address competitive challenges; (xix) our ability to compete in the healthcare industry; (xx) our ability to establish a presence in new geographic markets; (xxi) the impact of competition for physicians and other clinical personnel and related increases in our labor costs; (xxii) the impact on our business of security breaches, loss of data or other disruptions causing the compromise of sensitive information or preventing us from accessing critical information; (xxiii) our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; (xxiv) our ability to accurately estimate incurred but not reported medical expense or the risk scores of our participants; (xxv) risks associated with our use of “open-source” software; (xxvi) the impact on our business of the termination of our leases, increases in rent or inability to renew or extend leases; (xxvii) the impact of weather and other factors beyond our control; (xxviii) the effect of our relatively limited operating history as a for-profit company on investors' ability to evaluate our current business and future prospects; (xxiv) our ability to adhere to complex and changing government laws and regulations in the healthcare industry, including U.S. Healthcare reform, the regulation of the corporate practice of medicine and the Health Information Technology for Economic and Clinical Health Act of 2009 (the “HITECH Act”), and their implementing regulations (collectively, “HIPAA”), the California Consumer Privacy Act (“CCPA”) and other privacy laws and regulations in the healthcare industry; (xxv) our status as a “controlled company”; (xxvi) our ability to maintain effective internal controls over financial reporting and other enhanced requirements of being a public company; (xxvii) our ability to maintain and enhance our reputation and brand recognition; (xxviii) the impact on our business of disruptions in our disaster recovery systems or business continuity planning; (xxix) impact of negative publicity regarding the managed healthcare industry; and (xxx) changes in accounting principles and guidance, resulting in unfavorable accounting charges or effects; and other factors disclosed in the section entitled “Risk Factors” in our Annual Report for the year ended June 30, 2023 filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2023, and our subsequent filings with the SEC.

Any forward-looking statement made by the Company in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (“GAAP”), the Company is also reporting Center-level Contribution Margin, and as a percentage of revenue, Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Center-level Contribution Margin and as a percentage of revenue, Adjusted EBITDA and Adjusted EBITDA margin are supplemental measures of operating performance monitored by management that are not defined under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss) and net income (loss) margin, respectively, as determined by GAAP. We believe that Center-level Contribution Margin and as a percentage of revenue, Adjusted EBITDA and Adjusted EBITDA margin are appropriate measures of operating performance because the metrics eliminate the impact of revenue and expenses that do not relate to our ongoing business performance, allowing us to more effectively evaluate our core operating performance and trends from period to period. We believe that Center-level Contribution Margin and as a percentage of revenue, Adjusted EBITDA and Adjusted EBITDA margin help investors and analysts in comparing our results across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including net income (loss) and net income (loss) margin.

The Company’s management uses Center-level Contribution Margin as the measure for assessing performance of its segments. In evaluating Center-level Contribution Margin on a center-by-center basis, you should be aware that we do not allocate our sales and marketing expense or corporate, general and administrative expenses across our centers. We define Center-level Contribution Margin as total revenues less external provider costs and cost of care, excluding depreciation and amortization, which includes all medical and pharmacy costs.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculation of Adjusted EBITDA. Our use of the term Adjusted EBITDA varies from others in our industry. We define Adjusted EBITDA as net income (loss) adjusted for interest expense, depreciation and amortization, and provision for income tax as well as addbacks for non-recurring expenses or exceptional items, including relating to management equity compensation, executive severance and recruitment, class action litigation costs and settlement, M&A and de novo center development, business optimization and electronic medical record (EMR) implementation. Adjusted EBITDA margin is Adjusted EBITDA expressed as a percentage of our total revenue. For a full reconciliation of Center-level Contribution Margin and Adjusted EBITDA to the most closely comparable GAAP financial measure, please see the attachment to this earnings release.

Schedule 1
InnovAge
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS) (UNAUDITED)

	September 30, 2023	June 30, 2023
Assets
Current Assets
Cash and cash equivalents	$88,398	$127,249
Short-term investments	46,833	46,213
Restricted cash	15	16
Accounts receivable, net of allowance ($4,492 – September 30, 2023 and $4,161 – June 30, 2023)	44,185	24,344
Prepaid expenses	16,412	17,145
Income tax receivable	262	262
Total current assets	196,105	215,229
Noncurrent Assets
Property and equipment, net	190,060	192,188
Operating lease assets	20,454	21,210
Investments	5,493	5,493
Deposits and other	4,232	3,823
Goodwill	124,217	124,217
Other intangible assets, net	5,033	5,198
Total noncurrent assets	349,489	352,129
Total assets	$545,594	$567,358
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$46,923	$54,935
Reported and estimated claims	42,322	42,999
Due to Medicaid and Medicare	10,282	9,142
Income tax payable	1,212	1,212
Current portion of long-term debt	3,795	3,795
Current portion of finance lease obligations	4,612	4,722
Current portion of operating lease obligations	3,577	3,530
Deferred revenue	26,090	28,115
Total current liabilities	138,813	148,450
Noncurrent Liabilities
Deferred tax liability, net	6,462	6,236
Finance lease obligations	12,048	13,114
Operating lease obligations	18,080	18,828
Other noncurrent liabilities	1,141	1,086
Long-term debt, net of debt issuance costs	64,003	64,844
Total liabilities	240,547	252,558
Commitments and Contingencies
Redeemable Noncontrolling Interests	12,138	12,708
Stockholders’ Equity
Common stock, $0.001 par value; 500,000,000 authorized as of September 30, 2023 and June 30, 2023; 135,884,840 and 135,639,845 issued shares as of September 30, 2023 and June 30, 2023, respectively	136	136
Additional paid-in capital	333,316	332,107
Retained deficit	(46,248)	(35,944)
Total InnovAge Holding Corp.	287,204	296,299
Noncontrolling interests	5,705	5,793
Total stockholders’ equity	292,909	302,092
Total liabilities and stockholders’ equity	$545,594	$567,358

Schedule 2
InnovAge
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS) (UNAUDITED)

	Three Months Ended September 30,
	2023	2022
Revenues
Capitation revenue	$182,173	$170,931
Other service revenue	312	287
Total revenues	182,485	171,218
Expenses
External provider costs	99,358	96,237
Cost of care, excluding depreciation and amortization	55,250	53,557
Sales and marketing	5,379	4,413
Corporate, general and administrative	28,947	30,181
Depreciation and amortization	4,269	3,433
Total expenses	193,203	187,821
Operating Loss	(10,718)	(16,603)

Other Income (Expense)
Interest expense, net	(661)	(603)
Other income (expense)	643	37
Total other expense	(18)	(566)
Loss Before Income Taxes	(10,736)	(17,169)
Provision (Benefit) for Income Taxes	226	(3,470)
Net Loss	(10,962)	(13,699)
Less: net loss attributable to noncontrolling interests	(658)	(626)
Net Loss Attributable to InnovAge Holding Corp.	$(10,304)	$(13,073)

Weighted-average number of common shares outstanding - basic	135,790,401	135,566,117
Weighted-average number of common shares outstanding - diluted	135,790,401	135,566,117

Net loss per share - basic	$(0.08)	$(0.10)
Net loss per share - diluted	$(0.08)	$(0.10)

Schedule 3
InnovAge
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS) (UNAUDITED)

	For the Three Months Ended September 30,
	2023	2022
Operating Activities
Net loss	$(10,962)	$(13,699)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Gain on disposal of assets	(18)	(37)
Provision for uncollectible accounts	1,077	1,571
Depreciation and amortization	4,269	3,433
Operating lease rentals	1,103	761
Amortization of deferred financing costs	107	107
Stock-based compensation	1,823	1,209
Deferred income taxes	226	(3,470)
Other	76	—
Changes in operating assets and liabilities
Accounts receivable, net	(20,918)	(3,180)
Prepaid expenses	734	1,678
Income tax receivable	—	1,750
Deposits and other	(591)	246
Accounts payable and accrued expenses	(7,303)	1,155
Reported and estimated claims	(676)	(2,480)
Due to Medicaid and Medicare	1,140	1,503
Operating lease liabilities	(1,048)	(781)
Deferred revenue	(2,024)	23,361
Net cash (used) provided by operating activities	(32,985)	13,127
Investing Activities
Purchases of property and equipment	(2,571)	(7,666)
Purchases of short-term investments	(570)	—
Net cash used in investing activities	(3,141)	(7,666)
Financing Activities
Payments for finance lease obligations	(1,164)	(720)
Principal payments on long-term debt	(948)	(948)
Taxes paid related to net share settlements of stock-based compensation awards	(614)	—
Net cash used in financing activities	(2,726)	(1,668)

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS & RESTRICTED CASH	(38,852)	3,793
CASH, CASH EQUIVALENTS & RESTRICTED CASH, BEGINNING OF PERIOD	127,265	184,446
CASH, CASH EQUIVALENTS & RESTRICTED CASH, END OF PERIOD	$88,413	$188,239

Supplemental Cash Flows Information
Interest paid	$404	$700
Income taxes paid	$—	$13
Property and equipment included in accounts payable	$281	$2,446
Property and equipment purchased under finance leases	$—	$80

Schedule 4
InnovAge
RECONCILIATION OF GAAP AND NON-GAAP MEASURES
(IN THOUSANDS) (UNAUDITED)

Adjusted EBITDA

	Three months ended September 30,
	2023	2022

Net loss	$(10,962)	$(13,699)
Interest expense, net	661	603
Depreciation and amortization	4,269	3,433
Provision (benefit) for income tax	226	(3,470)
Stock-based compensation	1,823	1,300
Litigation costs and settlement(a)	1,707	1,668
M&A and de novo center development(b)	409	206
Business optimization(c)	2,159	5,554
EMR implementation(d)	1,934	590
Adjusted EBITDA	$2,226	$(3,815)

Net income (loss) margin	6.0%	8.0%
Adjusted EBITDA margin	1.2%	(2.2)%
_______________________
(a)Reflects charges/(credits) related to litigation by stockholders, litigation related to de novo center development, and civil investigative demands. Refer to Note 9, "Commitments and Contingencies" to our condensed consolidated financial statements for more information regarding litigation by stockholders and civil investigative demands. Costs reflected consist of litigation costs considered one-time in nature and outside of the ordinary course of business based on the following considerations which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) complexity of the case, (iii) nature of the remedies sought, (iv) litigation posture of the Company, (v) counterparty involved, and (vi) the Company's overall litigation strategy.
(b)Reflects charges related to M&A transaction and integrations, and de novo center developments.
(c)Reflects charges related to business optimization initiatives. Such charges related to one-time investments in projects designed to enhance our technology and compliance systems, improve and support the efficiency and effectiveness of our operations, and third party support to address efforts to remediate deficiencies in audits. For the three months ended September 30, 2023 this includes (i) $1.8 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities and (ii) $0.4 million related to other non-recurring projects aimed at reducing costs and improving efficiencies. For the three months ended September 30, 2022 this includes (i) $0.7 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $4.3 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, and (iii) $0.6 million related to other non-recurring projects aimed at reducing costs and improving efficiencies.
(d)Reflects non-recurring expenses relating to the implementation of a new EMR vendor.

Three months ended June 30,
2023

Net loss	$(11,995)
Interest expense, net	291
Depreciation and amortization	4,332
Provision (benefit) for income tax	506
Stock-based compensation	1,272
Litigation costs and settlement(a)	1,943
M&A and de novo center development(b)	682
Business optimization(c)	2,117
EMR implementation(d)	1,568
Adjusted EBITDA	$716

Net income (loss) margin	(6.8)%
Adjusted EBITDA margin	0.4%
(a)Reflects charges/(credits) related to litigation by stockholders, litigation related to de novo center development, and civil investigative demands. See Item 3, “Legal Proceedings” included in the Company’s Annual Report on Form 10-K. Costs reflected consist of litigation costs considered one-time in nature and outside of the ordinary course of business based on the following considerations which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) complexity of the case, (iii) nature of the remedies sought, (iv) litigation posture of the Company, (v) counterparty involved, and (vi) the Company's overall litigation strategy.
(b)Reflects charges related to M&A transaction and integrations, and de novo center development.
(c)For the three months ended June 30, 2023 includes (i) $0.3 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $0.4 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, (iii) $1.1 million related to organizational restructure, and (iv) $0.3 million related to other non-recurring projects aimed at reducing costs and improving efficiencies.
(d)Reflects non-recurring expenses relating to the implementation of a new EMR vendor.

Center-Level Contribution Margin

	September 30, 2023			September 30, 2022
(In thousands)	PACE	All other	Totals	PACE	All other(a)	Totals
Capitation revenue	$182,173	$—	$182,173	$170,931	$—	$170,931
Other service revenue	86	226	312	77	210	287
Total revenues	182,259	226	182,485	171,008	210	171,218
External provider costs	99,358	—	99,358	96,237	—	96,237
Cost of care, excluding depreciation and amortization	55,097	153	55,250	53,411	146	53,557
Center-Level Contribution Margin	27,804	73	27,877	21,360	64	21,424
Overhead costs(b)	34,317	9	34,326	34,574	20	34,594
Depreciation and amortization	4,157	112	4,269	3,326	107	3,433
Interest expense, net	616	45	661	557	46	603
Other income	(643)	—	(643)	(37)	—	(37)
Loss Before Income Taxes	$(10,643)	$(93)	$(10,736)	$(17,060)	$(109)	$(17,169)
Loss Before Income Taxes as a % of revenue			(5.9)%			(10.0)%
Center- Level Contribution Margin as a % of revenue			15.3%			12.5%

	June 30, 2023
(In thousands)	PACE	All other(a)	Totals
Capitation revenue	$176,568	$—	$176,568
Other service revenue	84	222	306
Total revenues	176,652	222	176,874
External provider costs	94,978	—	94,978
Cost of care, excluding depreciation and amortization	53,252	138	53,390
Center-Level Contribution Margin	28,422	84	28,506
Overhead costs(b)	35,116	—	35,116
Depreciation and amortization	4,220	112	4,332
Interest expense, net	247	44	291
Other income	256	—	256
Loss Before Income Taxes	$(11,417)	$(72)	$(11,489)
Loss Before Income Taxes as a % of revenue			(6.5)%
Center- Level Contribution Margin as a % of revenue			16.1%
_________________________________

(a)Center-level Contribution Margin from segments below the quantitative thresholds are primarily attributable to the Senior Housing operating segment of the Company. This segment has never met any of the quantitative thresholds for determining reportable segments.
(b)Overhead consists of the Sales and marketing and Corporate, general and administrative financial statement line items.